EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement 333-148345 on Form S-8 of ViewPoint Financial Group of our report dated March 4, 2010 with respect to the consolidated financial statements of ViewPoint Financial Group, Inc. for the year ended December 31, 2009, which report appears in this Annual Report on Form 10-K of ViewPoint Financial Group, Inc. for the year ended December 31, 2011.
Crowe Horwath LLP
Oak Brook, Illinois
February 28, 2012